Exhibit 99.1

Neos Therapeutics Appoints Juergen Martens as Chief Technology and Operations Officer

Dallas/Fort Worth, TX (May 31, 2016) — Neos Therapeutics, Inc. (Nasdaq: NEOS), a pharmaceutical company focused on developing and commercializing innovative extended-release (XR) products for the treatment of attention-deficit/hyperactivity disorder (ADHD), today announced that it has appointed Juergen A. Martens, PhD,  to the position of Chief Technology and Operations Officer.

Dr. Martens most recently served as Chief Operating Officer of MannKind Corporation from January 2015 to March 2016, and as the company’s Corporate Vice President of Operations and Chief Technology Officer from 2005 to 2015. From 2000 to 2005 he was Vice President of Pharmaceutical Technology Development at Nektar Therapeutics. Previously, he held technical management positions at Aerojet Fine Chemicals and FMC Corporation. Dr. Martens also held a variety of management positions with increased managerial responsibility in R&D, plant management, and business process development at Lonza, in Switzerland and in the United States.

“Juergen’s depth and breadth of experience in drug delivery technologies and manufacturing operations will be invaluable resources for Neos as we launch Adzenys XR-ODT™ and advance our promising pipeline of product candidates, including Cotempla XR-ODT and NT-0201, toward the market,” said Vipin K. Garg, Ph.D., President and CEO of Neos Therapeutics. “I am very pleased to welcome him to the Neos team.”

Dr. Martens holds a bachelor’s degree in chemical engineering from the Technical College Mannheim/Germany, a bachelor’s and master’s degree in Chemistry and a doctorate in Physical Chemistry from the University of Marburg/Germany.  Dr. Martens obtained an executive master’s degree in Management (EMTM) from the University of Pennsylvania, a joint program of the Wharton School of Business & the School of Engineering and Applied Science.

About Neos Therapeutics

Neos Therapeutics, Inc. is a pharmaceutical company focused on developing, manufacturing and commercializing products utilizing its proprietary modified-release drug delivery technology platforms. Adzenys XR-ODT™ is the first and only commercially available amphetamine extended-release orally disintegrating tablet for the treatment of ADHD. Neos has two other branded product candidates in development, an XR-ODT of methylphenidate and a liquid suspension of amphetamine for the treatment of ADHD. In addition, Neos manufactures and markets its generic equivalent of the branded product Tussionex®(1), an XR liquid suspension of hydrocodone and chlorpheniramine indicated for the relief of cough and upper respiratory symptoms of a cold.

(1)Tussionex® is a registered trademark of the UCB Group of Companies

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the commercial launch of Adzenys XR-ODTTM, the resubmission of the NDA for Cotempla XR-ODTTM, the submission of the NDA for NT 0201 and the Company’s need for additional funding to commercialize Adzenys XR-ODTTM and develop and commercialize the Company’s additional product candidates.  Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, prospects or intentions. These forward-looking statements reflect our current views about our expectations, strategy, plans, prospects or intentions, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to successfully launch Adzenys XR-ODTTM, our ability to market and sell our product candidates and other risks set forth under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our other subsequently filed SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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CONTACTS:

Richard I. Eisenstadt, Chief Financial Officer

Neos Therapeutics

(972) 408-1389

reisenstadt@neostx.com

David Carey, Investor Relations

Lazar Partners

(212) 867-1768

dcarey@lazarpartners.com